                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): December 11, 1996


                      COMMODORE APPLIED TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)





    Delaware                      1-11871                         11-3312952
 (State or other                (Commission                    (I.R.S. Employer
  jurisdiction                  File Number)                 Identification No.)
of incorporation)




                        150 East 58th Street, Suite 3400
                            New York, New York 10155
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (212) 308-5800

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         (a)(1)(i)         The Registrant and its former auditors, Tanner + Co.
                           ("Tanner"), mutually agreed on December 11, 1996 to terminate their relationship.

              (ii) During the Registrant's past two fiscal years, Tanner's reports on the Registrant's financial statements neither contained any adverse opinions or disclaimers of opinions nor were qualified or modified as to uncertainty, except that Tanner's auditors reports on the Registrant's consolidated financial statements for the years ended December 31, 1995 and 1994 contained additional paragraphs relating to the Registrant continuing as a going concern due to the Registrant's significant losses and deficit in working capital.

             (iii) The decision to terminate its relationship with Tanner was approved by the Board of Directors of the Registrant.

              (iv) During the past two fiscal years, and through and including December 11, 1996, there were no disagreements with Tanner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tanner, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

            (a)(2) Pursuant to action approved by the Registrant's Board of Directors, the Registrant retained Price Waterhouse LLP as its auditors as of December 11, 1996.

            (a)(3) The Registrant provided Tanner with the above disclosures prior to filing this Current Report on Form 8-K with the Commission, and is filing herewith Tanner's response to those disclosures pursuant to
                           Item 304(a)(3) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

               (a)         Exhibits

               Exhibit No.       Description

                      16         Letter regarding Change in Certifying
                                 Accountant.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COMMODORE APPLIED TECHNOLOGIES, INC.



                                    By:     /s/ William E. Ingram
                                        ----------------------------------
                                            William E. Ingram
                                            Chief Financial Officer


Date:   January 2, 1997

                                  EXHIBIT INDEX



Exhibit No.                    Description
-----------                    -----------

16                             Letter regarding Change in Certifying Accountant.